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                                                                    EXHIBIT 23.1

[LOGO OF SNODGRASS]
Certified Public Accountants and Consultants




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the Prospectus which is part of this Registration Statement of Tri-State 1st Bank, Inc. on Form SB-2 of our report dated January 8, 1999 relating to the consolidated financial statements of Tri-State 1st Bank, Inc. as of December 31, 1998 and 1997 and for the years then ended.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
October 14, 1999